UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 15, 2007
INTER-TEL (DELAWARE), INCORPORATED
(Exact Name of Registrant as specified in charter)
Commission File Number 0-10211

Delaware	86-0220994
(State or other jurisdiction of incorporation)	I.R.S. Employer Identification Number

1615 S. 52nd Street
Tempe, Arizona	85281
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (480) 449-8900
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.
The following information is being furnished pursuant to Item 2.02 of Form 8-K. This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.
On February 15, 2007, Inter-Tel (Delaware), Incorporated (the “Company”) issued a press release announcing financial results for the fourth fiscal quarter and year ended December 31, 2006 and comparing such results with the results for the fourth fiscal quarter and year ended December 31, 2005.
Use of Non-GAAP Financial Information
Certain disclosures prepared in accordance with U.S. Generally Accepted Accounting Principles (GAAP) included in this release are accompanied by disclosures that are not prepared in conformity with GAAP. Management has determined that inclusion of these disclosures provides investors a meaningful presentation of the company’s operating results in addition to the GAAP disclosure. These non-GAAP financial measures and condensed consolidated statements of operations are provided to enhance overall understanding of the Company’s current financial performance and how management views the Company’s operating results. The presentation of this non-GAAP information is not intended to be considered in isolation or as a substitute for results prepared in accordance with GAAP and is not necessarily comparable to non-GAAP results published by other companies. These non-GAAP disclosures and management’s rationale for providing them are as follows:
Tax Benefits. The effective income tax rate for 2006 as currently calculated includes the impact of the utilization of state net operating loss carryforwards (NOLs) that were previously reserved through valuation allowances, as well as the release of certain tax reserves. Based on a pattern of recent utilizations of the certain state NOLs due to higher taxable income in these states and the expected future utilization of certain remaining NOLs, the Company removed the valuation allowance on these NOLs and has included the tax benefit of such NOLs in the current tax rate. In addition, the Company released reserves based on the expiration of certain contingent tax liabilities. The total effect of these two items was a tax benefit of approximately $0.8 million for the quarter and $3.0 million for the year ended December 31, 2006. Given the significance and unusual nature of these tax benefits relative to the operating results for the periods presented, these benefits have been excluded from the non-GAAP presentation of the Company’s operating results in the attached exhibit.
Proxy Contest and Related Costs. The Company incurred additional costs associated with the 2006 proxy contest, special stockholders’ meeting, and expenses incurred due to the actions taken by Steven G. Mihaylo and his affiliated parties in connection with Mr. Mihaylo’s threatened proxy contest as disclosed in 13D and proxy filings with the Securities and Exchange Commission. We incurred extensive professional fees, including investment banking advisory services, legal expenses, proxy solicitation and public relations fees, director fees and payments to directors in lieu of stock options (see below), and related costs in connection therewith in response to these actions by Mr. Mihaylo and his affiliated parties (collectively, “proxy contest and related costs”). Proxy contest and related costs totaling approximately $1.3 million and $6.1 million were recorded as period costs during the quarter and year ended December 31, 2006, respectively, relating to these matters. Given the significance and unusual nature of these expenses relative to the operating results for the periods presented, this expense has been excluded from the non-GAAP presentation of the Company’s operating results herein.
The Company made cash payments to directors during the second quarter of 2006 in lieu of a shortfall in stock options available under the 1990 Director Stock Option Plan, the amount of such payments being based on a Black-Scholes valuation model utilized to compute the shortfall. The shortfall was primarily created as a result of the addition of three new members to the board of directors in connection with the Mihaylo settlement of the threatened proxy contest. Cash payments totaled approximately $294,000, which is included in the year-to-date total noted above, and payments were distributed ratably to the ten non-employee directors during the second quarter of 2006. Given the significance and unusual nature of these expenses relative to the operating results for the periods presented, this expense has been excluded from the non-GAAP presentation of the Company’s operating results in the attached exhibit.
SFAS 123R Expenses. The reported GAAP Net Income for the quarter ended December 31, 2006 includes expenses related to the expensing of stock options, performance share awards, and ESPP discounted stock purchases in accordance with Statement of Financial Accounting Standards (SFAS) No. 123R “Share Based Payments,” which the Company adopted on January 1, 2006. The guidance on the impact of adopting SFAS No. 123R presumes that all unvested options, performance share awards, and ESPP discounted stock purchases are equity awards and are accounted for based on the guidance provided in the FASB staff position SFAS 123R-d. Pre-tax SFAS 123R costs totaled $1.3 million and $4.6 million, in the quarter and year ended December 31, 2006, respectively. Given the significance and non-cash nature of these expenses relative to the operating results for the periods presented, this expense has been excluded from the non-GAAP presentation of the Company’s operating results in the attached exhibit.
Legal Settlement and Related 2006 Costs. Subsequent to December 31, 2005, the Company settled a legal matter that existed as of December 31, 2005. The Company recorded an accrual for the settlement amount and related fourth quarter legal fees as of December 31, 2005. The settlement plus costs and related fourth quarter legal fees totaled $1.6 million. Additional legal fees and costs totaling approximately $1.3 million were also recorded as period costs during the quarter ended March 31, 2006 relating to this matter. Such period costs included attorney’s fees and expenses related to the settlement recorded in the fourth quarter of 2005. Given the significance and unusual nature of these expenses relative to the operating results for the periods presented, this expense has been excluded from the non-GAAP presentation of the Company’s operating results in the attached exhibit.
2005 Legal judgment, legal settlements and related legal costs. GAAP pre-tax costs associated with this line item in the consolidated statements of income totaled $12.0 million ($0.29 per diluted share after taxes) during the year ended December 31, 2005. As disclosed in August 2005, a jury rendered a verdict against Inter-Tel in the net amount of approximately $7.4 million in a trial in Florida. The Company accrued the net verdict amount, plus legal costs incurred in the third quarter of 2005. The Company also reached a separate settlement in another legal matter during the third quarter of 2005 in connection with a longstanding dispute with a third-party vendor and customer. The net settlement plus legal fees incurred during the third quarter of 2005 were included in the pre-tax total costs of $10.4 million identified above. The Company also recorded a litigation settlement and incurred legal expenses in the fourth quarter of 2005 totaling $1.6 million. Given the significance and non-cash nature of these expenses relative to the operating results for the periods presented, this expense has been excluded from the non-GAAP presentation of the Company’s operating results in the attached exhibit.
2005 In-Process Research and Development (IPRD) Charge. The Company’s 2005 first quarter operating income included a write-off of IPRD costs of $2.6 million, which reduced net income by $2.6 million, or $0.10 per diluted share. This write-off reflected the in-process research and development costs associated with the Company’s Lake acquisition in March 2005. The IPRD write-off was not deductible for income tax purposes. Given the significance and non-cash nature of these expenses relative to the operating results for the periods presented, this expense has been excluded from the non-GAAP presentation of the Company’s operating results in the attached exhibit.
A copy of the press release is hereby furnished as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(c) Exhibits.
The following Exhibit is furnished as part of this report:

Exhibit 99.1	Press release dated February 15, 2007 announcing financial results for the fourth fiscal quarter and year ended December 31, 2006 and comparing such results with the results for the fourth fiscal quarter and year ended December 31, 2005

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTER-TEL, INCORPORATED
Dated: February 15, 2007	By:	/s/ Norman Stout
Norman Stout
Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number
99.1	Press release dated February 15, 2007 announcing financial results for the fourth fiscal quarter and year ended December 31, 2006 and comparing such results with the results for the fourth fiscal quarter and year ended December 31, 2005